Exhibit 99.1

Contacts:	Investor Contact: Tom Rathjen Vice President, Investor Relations +1 (408) 789-4458 trathjen@accuray.com	Media Contact: Stephanie Tomei Director, Corporate Communications +1 (408) 789-4234 stomei@accuray.com

Accuray Incorporated CEO Resigns

Board Appoints Successor for Next Phase of Growth

SUNNYVALE, Calif., October 12, 2012 — Accuray Incorporated (Nasdaq: ARAY), the premier radiation oncology company, announced today that Euan S. Thomson has resigned as President and Chief Executive Officer and Director of the Board.  Accuray’s Board has appointed Joshua H. Levine as his successor as President and CEO and Director of the Board, effective immediately.  Thomson is anticipated to continue in a consulting role with the Company.

Thomson joined Accuray in March 2002 as CEO, was appointed President in September 2002 and served on the Board of Directors.  During his tenure, Thomson expanded the radiosurgery market with the Company’s flagship product, the CyberKnife System.  He took the company public in February 2007 and led the company through the transformational acquisition of TomoTherapy in 2011.  The acquisition of TomoTherapy added the TomoTherapy System to the Company’s product portfolio, which expanded the Company into the radiation therapy market.

“I want to thank the Board, Accuray employees and customers for their support and encouragement over the last 10 years as we together changed the way people think about treating cancer patients,” said Thomson.  “It’s been a fulfilling experience, but I feel that after being CEO for 10 years that a change in leadership is healthy for the organization. It’s time for change, for both the Company and me.”

“Euan was instrumental in growing Accuray’s installed base from approximately 5 to more than 642 systems and growing the Company from approximately 75 to over 1,100 employees,” said Louis J. Lavigne Jr., Chairperson of the Board. “The Board would like to thank Euan for his 10 years of service and leading the Company through the acquisition of TomoTherapy. With the acquisition of TomoTherapy we are now ready for the next stage of growth.  Capitalizing on the progress made by Euan, the Board attracted Joshua Levine, who the Board believes is an experienced, commercially oriented CEO with diverse global healthcare experience necessary to lead the company to the next level of success.”

Levine, age 54, was CEO of Mentor Corporation where he led the company through a strategic transformation and was instrumental in its sale to a franchise of Johnson & Johnson in January 2009, and more recently was CEO of Immucor Corporation until October 2011 when it was acquired by TPG Capital.

“I am honored and excited about the opportunity to lead this great organization through its next phase of growth. Accuray has a history of technical innovations in the radiation oncology field that have helped support the personalized clinical needs of cancer patients and the radiation oncologists who treat them. I look forward to working with all of Accuray’s talented and dedicated employees to help build profitable growth producing value for all of the company’s constituents — shareholders, customers, and employees alike,” said Levine.  “I am particularly excited about the upcoming launch of the two new technology platforms at the Annual Meeting of the American Society for Radiation Oncology (ASTRO) on October 28, 2012.”

Conference Call Open to Investors

Accuray will hold a conference call for financial analysts and investors on Friday, October 12, 2012 at 8:00 a.m. PDT/11:00 a.m. EDT.

The conference call dial-in numbers are 1-866-770-7120 (USA) or 1-617-213-8065 (International), Conference ID: 35638996.  In addition, a dial-up replay of the conference call will be available beginning at 10:00 a.m. PDT/1:00 p.m. EDT and ending on October 19, 2012. The replay telephone number is 1-888-286-8010 (USA) or 1-617-801-6888 (International), Conference ID:  81568595.

About Accuray

Accuray Incorporated (Nasdaq: ARAY), based in Sunnyvale, Calif., is the premier radiation oncology company that develops, manufactures and sells personalized innovative treatment solutions that set the standard of care, with the aim of helping patients live longer, better lives. The Company’s leading edge treatment solutions — the CyberKnife and TomoTherapy Systems — are designed to deliver radiosurgery, stereotactic body radiation therapy, intensity modulated radiation therapy, image guided radiation therapy, and adaptive radiation therapy. To date 642 systems have been installed in leading hospitals around the world. For more information, please visit www.accuray.com.

Safe Harbor Statement

Statements made in this press release that are not statements of historical fact are forward-looking statements and are subject to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements in this press release relate, but are not limited to significance and timing of product launches, management/leadership capabilities, the Company’s next stage of growth and next level of commercial success, and the Company’s leadership position in radiation oncology innovation. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from expectations, including risks detailed from time to time under the heading “Risk Factors” in the company’s report on Form 10-K filed on September 10, 2012. Forward-looking statements speak only as of the date the statements are made and are based on information available to the Company at the time those statements are made and/or management’s good faith belief as of that time with respect to future events. The Company assumes no obligation to update forward-looking statements to reflect actual performance or results, changes in assumptions or changes in other factors affecting forward-looking information, except to the extent required by applicable securities laws.  Accordingly, investors should not place undue reliance on any forward-looking statements.

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